IndyMac Bancorp, Inc. Second Quarter Earnings Review

Forward-Looking Statements Certain statements contained in this presentation may be deemed to be forward-looking statements within the meaning of the federal securities laws. The words "anticipate," "believe," "estimate," "expect," "project," "plan," "forecast," "intend," "goal," "target," and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, the effect of economic and market conditions including industry volumes and margins; the level and volatility of interest rates; Indymac's hedging strategies, hedge effectiveness and asset and liability management; the accuracy of estimates used in determining the fair value of financial assets of Indymac; the credit risks with respect to our loans and other financial assets; the actions undertaken by both current and potential new competitors; the availability of funds from Indymac's lenders and from loan sales and securitizations to fund mortgage loan originations and portfolio investments; the execution of Indymac's growth plans and ability to gain market share in a significant market transition; the impact of disruptions triggered by natural disasters; the impact of current, pending or future legislation, regulations or litigation; and other risk factors described in the reports that Indymac files with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and its reports on Form 8-K. While all of the above items are important, the highlighted items represent those that, in management's view, merit increased focus given current conditions.

Operating Environment In Q2 06 More Challenging Than Year Ago Quarter...Indymac Delivered Solid Results

Multiple Records Achieved in Q2 06 Q2 05 has been restated for stock option expensing Dividends are those announced with the related quarterly earnings Based on MBA July Mortgage Finance. See Form 10-Q for further description of market share Records: Net revenues Net earnings EPS Mortgage production Pipeline Milestones: $100+ million quarterly net earnings $100+ billion in mortgage servicing

Capital Deployment Into Our Operating Segments Increased 53% To $1.6 Billion, Generating Strong Returns And Growing EPS 2005 retrospectively adjusted for SFAS 123R. See Q1 06 Form 10-Q for further information Capital for treasury & deposits primarily relates to FHLB stock. Capital was allocated at a ratio of 60/40 to the thrift segment and mortgage production divisions, respectively, based on usage of FHLB advances. We deployed an additional $557 million in capital in our business segments, reducing undeployed capital from $285 million to $133 million, or from 21% to 8% of total capital Capital was allocated in Q2 06 as follows: 61% to most stable income producers, mortgage servicing and thrift divisions; 31% to mortgage production divisions; and 8% of excess capital (2) Mortgage servicing earnings improved 167% through 73% growth in the portfolio of loans serviced combined with an improvement in the ROE from 21% to 27%. Received further clarification of regulatory guidance related to MSRs during the quarter. As a result, capital allocations to the MSR and other retained assets division were revised for all periods and are shown on a consistent basis.

A Summary Of The Quarter Positives Strong revenue, earnings and EPS growth in relatively difficult environment MBR margin improved vs. last quarter and was even better if you exclude impact from fraud and rep & warranty buybacks Stable Company-wide NIM and Thrift NIM, despite rising short-term interest rates and flattening curve $110 billion servicing portfolio; strong returns on mortgage servicing and other retained assets and strong customer growth Conduit ROE doubled over prior year, but likely to return to lower, more normal levels Record pipeline...should mean strong 3rd quarter Negatives Loss of market share relative to Q1 06, yet up strong year over year Negative year over year operating leverage due to declining MBR margins...trend Q1 06 to Q2 06 positive Significant fraud loss in consumer lot loans--$9.7 mm pre-tax Costs related to rep & warranty losses on discontinued closed end seconds product--$5.2 mm pre-tax Level of non-investment grade & residual securities from securitizations increased, yet expected to provide strong returns given prudent assumptions

Mortgage Banking Revenue Growth up 30%+ Y/Y and Q/Q, Driven By Strong Production And Loan Sales, Offset By Margin Compression Mortgage banking revenue margins compared to prior periods by Product and by Channel is presented below:

Thrift Segment Continues to Demonstrate Strong and Growing Earnings Driven by Stable Net Interest Margin Fed Funds Rate increased 425 bps in 2.5 years Spread between 10Yr. Treasury and Fed Funds Rate decreased from 284 bps to -11 bps in 2.5 years Thrift NIM remained steady throughout period due to effective interest rate management Growth in average interest-earning assets and stable NIM result in Thrift net interest income growing at 11% CAGR 2.02% 2.01%

Mortgage Servicing & Other Retained Assets Division Providing Increasing Diversification Of Earnings Combined With Greater Stability Percent Contribution to Total Earnings

Record Level Servicing Portfolio At $110 Billion (1) Includes miscellaneous charges such as late fees, prepayment fees, and float income; excludes base servicing fee income

Strong Conduit Performance Contributed Approximately $0.26 to Q2 06 Earnings vs. $0.14 in Q1 06 As ROE Doubled...Margins Likely to Return to More Normal Levels Significant earnings growth in Q2 06 was due to improvement in mortgage banking revenue margins: Looking forward, we expect the return on equity in this division to revert to the more normal levels of 20% - 25% reflected in prior periods

Negative Year Over Year Operating Leverage Due To Declining MBR Margins...Trend Q1 06 To Q2 06 Positive...Non-revenue Generating Personnel Hiring Freeze Should Result In Continued Positive Trend

Q2 06 Was Negatively Impacted by Two Lot Loan Fraud Losses A. Background In Q2 Indymac discovered that 45 lot loans related to two developments (one in Michigan and one in Florida) were fraudulent with expected losses of $9.7 mm pre-tax. In both instances, there was a criminal conspiracy of culpable parties: mortgage brokers, developers, appraisers, closing agents and straw buyers. Prior to Q2, the lot portfolio has experienced very low losses...2.8 bps ($568,000) lifetime loss on $2.1 billion of production since 1998. B. Current Portfolio $72 million in loans held on balance sheet; $1.2 billion securitized As a result of these two fraud losses, we have undertaken a review of concentrations by geographic area and seller, with site visits and review appraisals. At present, we believe there are no further issues of similar size and scope. C. Key Changes Going Forward We have established enhanced controls including: 100% of lot loans reviewed by in-house appraisers, centralized project desk review on all developments, limits on maximum numbers of loans per development, and other guideline operational changes. These new controls are designed to mitigate unique risks of lot loan program - - Lack of established comparable sales for new lot developments, and Seller and development concentration. Lot loan product is well established in primary and secondary markets, and our more rigorous approach will seek the proper balance among risk management, cost and customer acceptance.

Best Execution On Loan Sales Often Requires Mortgage Bankers To Provide Liquidity Through Retention Of Certain Securities...Key Is Prudent Valuation And Effective Asset Management, Which Creates Solid Returns Subject to regulatory limit of 25%. Excludes Retained Securities rated BB and higher.

Adjusting For Unusual Items, Q2 06 EPS "Normalized" EPS Approximately $1.42...2H 06 Quarterly EPS Likely To Range Between $1.26 And $1.36 Imbedded in the 2H06 forecast is reduced MBR margin of 108 bps. Q2 06 run rate of 123 bps was adjusted down to compensate for expected decrease in conduit margins, option ARM execution, and pipeline hedge efficiencies

Earnings Per Share 33% CAGR Return on Equity 17% CAGR 31% CAGR 46% Production CAGR 36% Market Share CAGR Indymac Has Historically Provided Steady Growth In Production, Assets, ROE And EPS Assets ($mm) Production ($mm) & Market Share (%) * 1999 gives effect to the change in the Company's structure to a fully taxable entity. 2000 earnings exclude a $25.5 mm net gain primarily related to a one-time tax benefit associated with IndyMac's transition from a REIT to a depository institution; 2001 earnings exclude a $10.2 million net charge primarily due to a cumulative effect of a change in accounting principle. 2004 excludes the impact of accounting change per SAB 105, and purchase accounting adjustment.

Although EPS CAGR Of 33% Since 1999, Shareholder Returns CAGR Of "Only" 24% Due To Significant P/E Compression Source: Bloomberg; Trailing P/E

Our 5 Year Plan Projects Continued Strong EPS Growth In Excess Of Our Long-Term Target Of 15% (1) After stock option expense, (2) Assumes a 4% dividend yield 2005 2006 2007 2008 2009 2010 West 4.43 5.26 6.28 8.02 9.62 11.32 EPS Growth (1) 21% CAGR Exceeds our Long-Term Target of 15% Actual Plan

Indymac. Raise your expectations.

Appendix

6.25% Minority Interest In Financial Freedom Acquired For $40 Million During The Third Quarter Buyout of $40 mm represents P/E multiple similar to Indymac's...accretive in quarter of buyout

Quarterly Key Risk Ratios (1) VaR measure is calculated on MSR and I/O portfolio only

Indymac's Balance Sheet Consists Of High Credit Quality Assets: 83% Of Earning Assets Are Low Credit Risk LTVs on first liens and combined LTVs on 2nd lines. Current LTVs/CLTVs based on OFHEO HPI Primarily Held for Sale

95% of reverse mortgages are FHA insured (based on number of loans) While Indymac production is evaluated using the S&P LEVELS model, this data is not audited or endorsed by S&P. S&P Evaluated Production excludes second liens, HELOC, reverse mortgages, and construction loans. Trends Show Credit Quality Of Production Relatively Stable Year Over Year

Credit Characteristics Of Option ARM Product Are Similar To Other Products (1) Based on loans with documented income (2) House price appreciation is calculated based on OFHEO HPI MSA data on a loan level basis

Non-Performing Assets To Total Assets At 0.49%; Charge-offs Remain Near Historical Lows Total NPAs and Non-performing Assets to Total Assets Net Charge-offs & Net Charge-offs to Loans Held For Investment

2006 EPS Forecast Range From $5.00 To $5.40 With Base Case of $5.26 While the forecast above represents our best estimation at this time, actual results could vary significantly

Management Has A Strong Track Record Of Growth And Returns Over Various Interest Rate Environments (1) 1999 marked the beginning of Indymac's transition to a depository institution and taxable entity (earnings and EPS in 1999 are presented pro forma fully-taxed). 12/31/92 marked inception of Indymac's transition from a passive REIT to an operating mortgage banker with current senior management.

Capital Allocated to Mortgage Servicing Rights Was Revised in Q2 06 Capital allocation for MSR was changed during the quarter pursuant to updated regulatory guidance. Above quarters are restated to show capital allocation on a consistent basis to Q2 06.